                                                                     EXHIBIT 4.3
                                                                  EXECUTION COPY

                               SALE AND SERVICING

                                    AGREEMENT

                                      among

                   TRIAD AUTOMOBILE RECEIVABLES TRUST 2002-A,

                                     Issuer,

                      TRIAD FINANCIAL SPECIAL PURPOSE LLC,

                                     Seller,

                          TRIAD FINANCIAL CORPORATION,

                             Servicer and Custodian

                                       and

                              JPMORGAN CHASE BANK,

                      Backup Servicer and Indenture Trustee

                           Dated as of August 1, 2002

                                TABLE OF CONTENTS

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ARTICLE I Definitions.......................................................................1

    SECTION 1.1.    Definitions.............................................................1
    SECTION 1.2.    Other Definitional Provisions..........................................19

ARTICLE II Conveyance of Receivables.......................................................20

    SECTION 2.1.    Conveyance of Receivables..............................................20
    SECTION 2.2.    [Reserved].............................................................21
    SECTION 2.3.    Further Encumbrance of Trust Property..................................21

ARTICLE III The Receivables................................................................22

    SECTION 3.1.    Representations and Warranties.........................................22
    SECTION 3.2.    Repurchase upon Breach of Representations and Warranties...............22
    SECTION 3.3.    Custody of Receivables Files...........................................23

ARTICLE IV Administration and Servicing of Receivables.....................................25

    SECTION 4.1.    Duties of the Servicer.................................................25
    SECTION 4.2.    Collection of Receivable Payments; Modifications of
                    Receivables; Lockbox Agreement.........................................26
    SECTION 4.3.    Realization upon Receivables...........................................28
    SECTION 4.4.    Insurance..............................................................29
    SECTION 4.5.    Maintenance of Security Interests in Vehicles..........................31
    SECTION 4.6.    Covenants, Representations, and Warranties of Servicer.................32
    SECTION 4.7.    Purchase of Receivables Upon Breach of Covenant........................33
    SECTION 4.8.    Total Servicing Fee; Payment of Certain Expenses by Servicer...........33
    SECTION 4.9.    Servicer's Certificate.................................................33
    SECTION 4.10.   Annual Statement as to Compliance, Notice of Servicer
                    Termination Event......................................................34
    SECTION 4.11.   Annual Independent Accountants' Report.................................35
    SECTION 4.12.   Access to Certain Documentation and Information Regarding
                    Receivables............................................................35
    SECTION 4.13.   Reserved...............................................................35
    SECTION 4.14.   Fidelity Bond and Errors and Omissions Policy..........................35

ARTICLE V Trust Accounts; Distributions; Statements to Noteholders.........................36

    SECTION 5.1.    Establishment of Trust Accounts........................................36
    SECTION 5.2.    [Reserved].............................................................38
    SECTION 5.3.    Certain Reimbursements to the Servicer.................................38
    SECTION 5.4.    Application of Collections.............................................38
    SECTION 5.5.    Spread Account.........................................................39
    SECTION 5.6.    Additional Deposits....................................................39
    SECTION 5.7.    Distributions..........................................................39
    SECTION 5.8.    Note Distribution Account..............................................41

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    SECTION 5.9.    [Reserved].............................................................43
    SECTION 5.10.   Statements to Noteholders..............................................43
    SECTION 5.11.   [Optional Deposits by the Insurer......................................44

ARTICLE VI The Note Policy.................................................................44

    SECTION 6.1.    Claims Under Note Policy...............................................44
    SECTION 6.2.    Preference Claims Under Note Policy....................................46
    SECTION 6.3.    Surrender of Note Policy...............................................48

ARTICLE VII The Seller.....................................................................48

    SECTION 7.1.    Representations of Seller..............................................48
    SECTION 7.2.    Organizational Existence...............................................49
    SECTION 7.3.    Liability of Seller....................................................49
    SECTION 7.4.    Merger or Consolidation of, or Assumption of the Obligations
                    of, Seller.............................................................49
    SECTION 7.5.    Limitation on Liability of Seller and Others...........................50
    SECTION 7.6.    Ownership of the Certificates or Notes.................................50

ARTICLE VIII The Servicer..................................................................50

    SECTION 8.1.    Representations of Servicer............................................50
    SECTION 8.2.    Liability of Servicer; Indemnities.....................................52
    SECTION 8.3.    Merger or Consolidation of, or Assumption of the Obligations
                    of the Servicer or Backup Servicer.....................................52
    SECTION 8.4.    Limitation on Liability of Servicer, Backup Servicer and
                    Others.................................................................53
    SECTION 8.5.    Delegation of Duties...................................................54
    SECTION 8.6.    Servicer and Backup Servicer Not to Resign.............................55

ARTICLE IX Default.........................................................................55

    SECTION 9.1.    Servicer Termination Event.............................................55
    SECTION 9.2.    Consequences of a Servicer Termination Event...........................56
    SECTION 9.3.    Appointment of Successor...............................................57
    SECTION 9.4.    Notification to Noteholders............................................58
    SECTION 9.5.    Waiver of Past Defaults................................................58

ARTICLE X Termination......................................................................58

    SECTION 10.1.   Optional Purchase of All Receivables...................................58

ARTICLE XI Administrative Duties of the Servicer...........................................59

    SECTION 11.1.   Administrative Duties..................................................59
    SECTION 11.2.   Records................................................................61
    SECTION 11.3.   Additional Information to be Furnished to the Issuer...................61

ARTICLE XII Miscellaneous Provisions.......................................................61

    SECTION 12.1.   Amendment..............................................................61
    SECTION 12.2.   Protection of Title to Trust...........................................63
    SECTION 12.3.   Notices................................................................64
    SECTION 12.4.   Assignment.............................................................66


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    SECTION 12.5.   Limitations on Rights of Others........................................66
    SECTION 12.6.   Severability...........................................................66
    SECTION 12.7.   Separate Counterparts..................................................66
    SECTION 12.8.   Headings...............................................................66
    SECTION 12.9.   Governing Law..........................................................66
    SECTION 12.10.  Assignment to Indenture Trustee........................................67
    SECTION 12.11.  Nonpetition Covenants..................................................67
    SECTION 12.12.  Limitation of Liability of Owner Trustee and Indenture Trustee.........67
    SECTION 12.13.  Independence of the Servicer...........................................68
    SECTION 12.14.  No Joint Venture.......................................................68


      SCHEDULES

      Schedule A       Schedule of Receivables

      Schedule B       Representations and Warranties and the Servicer
      Schedule C       Servicing Policies and Procedures
      Schedule D       Custodian Third Party Vendors


      EXHIBITS

      Exhibit A        [Reserved]
      Exhibit B        Form of Servicer's Certificate
      Exhibit C        Form of Note Guaranty Insurance Policy

            SALE AND SERVICING AGREEMENT dated as of August 1, 2002, among TRIAD AUTOMOBILE RECEIVABLES TRUST 2002-A, a Delaware business trust (the "Issuer"), TRIAD FINANCIAL SPECIAL PURPOSE LLC, a Delaware limited liability company (the "Seller"), and TRIAD FINANCIAL CORPORATION, a California corporation ("Triad", in its capacity as Servicer, the "Servicer", and in its capacity as Custodian, the "Custodian"), and JPMORGAN CHASE BANK, a New York banking corporation, in its capacity as Backup Servicer and Indenture Trustee (in such capacities, the "Backup Servicer" and the "Indenture Trustee", respectively).

            The Issuer desires to purchase the Receivables and Other Conveyed Property;

            The Seller has purchased the Receivables and Other Conveyed Property from Triad and is willing to sell the Receivables and Other Conveyed Property to the Issuer;

            The Servicer is willing to service the Receivables;

            The Custodian is willing to take custody of the Receivable Files.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

        SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases will have the following meanings:

            "Accounting Date" means, with respect to any Collection Period the last day of such Collection Period.

            "Additional Funds Available" means, with respect to any Distribution Date, the sum of: (1) the Spread Account Draw Amount, if any, received by the Indenture Trustee with respect to the Distribution Date; plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Distribution Date.

            "Administrative Receivable" means, with respect to any Collection Period, a Receivable which the Servicer is required to purchase pursuant to
Section 4.7 on the Determination Date with respect to such Collection Period.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the preceding Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the preceding Collection Period) as of the date of determination.

            "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

            "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced at the time the loan is originated in respect of accessories, insurance premiums, service contracts, car club and warranty contracts and other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

            "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

            "Auto Loan Purchase and Sale Agreement" means any agreement between a Third-Party Lender and Triad relating to the acquisition of Receivables from a Third Party Lender by Triad.

            "Available Funds" means, for any Collection Period, the sum of (1) the Collected Funds for the Collection Period; plus (2) all Purchase Amounts deposited in the Collection Account with respect to the Collection Period, plus income on investments held in the Collection Account, including earnings transferred to the Collection Account pursuant to Section 5(b) hereof; plus (3) the proceeds of any liquidation of the assets of the Issuer, other than Net Liquidation Proceeds. For the avoidance of doubt, Available Funds do not include any Policy Claim Amounts.

            "Backup Servicer" means JPMorgan Chase Bank.

            "Base Servicing Fee" means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which will be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the opening of business on the first day of such Collection Period.

            "Basic Documents" means this Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Insurance Agreement, the Indenture, and other documents and certificates delivered in connection therewith.

            "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, California, or New York are authorized or obligated to be closed.

            "Certificate" means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

            "Certificateholder" means the Person in whose name the Certificate is registered.

            "Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes, as the context requires.

            "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

            "Class A Noteholders" means holders of the Class A Notes.

            "Class A Noteholders' Accelerated Principal Amount" means, for any Distribution Date, the lesser of: (1) the sum of (a) the excess, if any, of the amount of Available Funds on the Distribution Date over the amounts payable on the Distribution Date under clauses (i) through (xiii) of Section 5.7(b); plus,
(b) the amounts, if any, on deposit in the Spread Account in excess of the Spread Account Requirement for the Distribution Date; and (2) the excess, if any, on the Distribution Date of (a) the Pro Forma Class A Note Balance for the Distribution Date; minus (b) the Required Pro Forma Class A Note Balance for the Distribution Date.

            "Class A Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for each Class of Class A Notes for such Distribution Date and the Class A Noteholders' Interest Carryover Amount, if any, for each Class of Class A Notes, calculated as of such Distribution Date.

            "Class A Noteholders' Interest Carryover Amount" means, for any Class of Class A Notes and any Determination Date, all or any portion of the Class A Noteholders' Interest Distributable Amount for the Class for the immediately preceding Distribution Date still unpaid as of the Determination Date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the Class of Notes from the preceding Distribution Date to but excluding the related Distribution Date.

            "Class A Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date and any Class of Class A Notes, the interest accrued at the applicable interest rates during the applicable interest period on the principal amount of the Notes of each Class of the Class A Notes outstanding as of the end of the prior Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

            "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than with respect to Liquidated Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) in the sole discretion of the Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Collection Period but were not purchased, (v) the aggregate amount of Cram Down Losses that occurred during the related Collection Period; and (vi) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding

Determination Date by the Indenture Trustee or Controlling Party for distribution pursuant to Section 5.7 over (y) the sum of the Step-Down Amount, if any, for such Distribution Date and amounts distributed under Section 5.7(b)(iv), (v) and (vii), if any, for such Distribution Date.

            "Class A Noteholders' Parity Deficit Amount" means, for any Distribution Date, the excess, if any, of (1) the aggregate remaining principal amount of the Class A Notes outstanding on the Distribution Date after giving effect to all reductions in such aggregate principal amount from sources other than the Spread Account and the Note Policy minus (2) the Pool Balance at the end of the prior Collection Period.

            "Class A Noteholders' Principal Carryover Amount" means, as of any Determination Date, all or any portion of the Class A Noteholders' Principal Distributable Amount from the preceding Distribution Date that remains unpaid.

            "Class A Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of the Class A Noteholders' Monthly Principal Distributable Amount for the Distribution Date and the Class A Noteholders' Principal Carryover Amount, if any, as of the Distribution Date.

            "Class A Noteholders' Remaining Parity Deficit Amount" means, for any Distribution Date (1) the Class A Noteholders' Parity Deficit Amount for the Distribution Date minus (2) any reduction in the aggregate principal amount of the Class A Notes on the Distribution Date that is funded from the Spread Account.

            "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

            "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

            "Class A-3 Notes" has the meaning assigned to such term in the Indenture.

            "Class A-4 Notes" has the meaning assigned to such term in the Indenture.

            "Class B Notes" has the meaning assigned to such term in the Indenture.

            "Class B Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class B Noteholders' Interest Carryover Amount, if any, calculated as of such Distribution Date.

            "Class B Noteholders' Interest Carryover Amount" means, for any Determination Date, all or any portion of the Class B Noteholders' Interest Distributable Amount for the immediately preceding Distribution Date, still unpaid as of the Determination Date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the Class B Notes from the preceding Distribution Date to but excluding the related Distribution Date.

            "Class B Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the interest accrued during the applicable interest period that will accrue on the principal amount of the Class B Notes outstanding as of the end of the prior Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

            "Closing Date" means August 21, 2002.

            "Collateral Insurance" has the meaning set forth in Section 4.4(a).

            "Collected Funds" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables (other than Purchased Receivables) during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

            "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

            "Collection Period" means, with respect to the first Distribution Date, the period beginning on the close of business on July 31, 2002 and ending on the close of business on August 31, 2002. With respect to each subsequent Distribution Date, "Collection Period" means the period beginning on the open of business on the first day of the immediately preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" will give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

            "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

            "Computer Tape" means the computer tapes or other electronic media furnished by Triad to the Issuer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

            "Contract" means a motor vehicle retail installment sale contract, installment loan contract or note and security agreement.

            "Controlling Party" means the Insurer, provided that if (i) an Insurer Default has occurred and is continuing or (ii) all amounts payable to the Class A Noteholders under the Indenture and the Insurer under the Insurance Agreement have been paid in full, then the Controlling Party means the Indenture Trustee acting at the direction of the Majority Noteholders.

            "Copies" has the meaning set forth in Section 3.3(e).

            "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Wilmington Trust Company, is Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, and (ii) with respect to the Indenture Trustee and the Backup Servicer, the principal office at which at any particular time its corporate trust business is administered, which at the time of execution of this agreement is 450 West 33rd Street, 14th

Floor, New York, New York 10001, Attention: Institutional Trust
Services/Structured Finance Services, Triad 2002-A.

            "Cram Down Loss" means, for any Receivable (other than a Purchased Receivable or a Liquidated Receivable), if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to (i) the excess of the Receivable's Principal Balance immediately prior to the order over the Receivable's Principal Balance as reduced; and/or (ii) if the court issued an order reducing the effective interest rate on the Receivable, the excess of the Receivable Principal Balance immediately prior to the order over the Receivable's net present value - using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order
- of the scheduled payments as so modified or restructured. A Cram Down Loss is deemed to have occurred on the order's issuance date.

            "Custodian" means Triad as custodian hereunder acting as agent for the Indenture Trustee, or any other Person named from time to time as custodian hereunder, which Person must be reasonably acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing Date).

            "Cutoff Date" means July 31, 2002.

            "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to Triad under a Dealer Agreement or pursuant to a Dealer Assignment.

            "Dealer Agreement" means any agreement between a Dealer and Triad relating to the acquisition of Receivables from the Dealer by Triad.

            "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by the Dealer conveying such Receivable to Triad.

            "Delinquency Rate" means, with respect to any Determination Date, a fraction, expressed as a percentage, (a) the numerator of which is equal to the Aggregate Principal Balance of all Receivables, other than Liquidated Receivables, for which all or more than 10% of the Scheduled Receivables Payment was 60 or more days delinquent as of the last day of the related Collection Period and (b) the denominator of which is equal to the Aggregate Principal Balance as of the last day of the related Collection Period.

            "Delivery" means, with respect to Trust Account Property:

        (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Article 9 of the UCC, transfer thereof:

                      (i) by physical delivery to the Indenture Trustee,
               indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank;

                      (ii) by the Indenture Trustee continuously maintaining
               possession of such instrument; and

                      (iii) by the Indenture Trustee continuously indicating by
               book-entry that such instrument is credited to the related Trust Account;

        (b) with respect to a "certificated security" (as defined in Article 8 of the UCC), transfer thereof:

                       (i) by (x) physical delivery of such certificated
               security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank, and (y) the Indenture Trustee continuously maintaining possession of such certificated security; or

                       (ii) by another Person (not a securities intermediary)
               (1) acquiring possession of such certificated security on behalf of the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank, or (2) having acquired possession of such certificated security, acknowledging that it holds such certificated security for the Indenture Trustee, and, in either such case, continuously maintaining possession of such certificated security; and

                      (iii) by the Indenture Trustee continuously indicating by
               book-entry that such certificated security is credited to the related Trust Account;

        (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, transfer thereof pursuant to the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC:

                      (i) by (x) book-entry registration of such property to an
               appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Trustee or (y) continuous book-entry registration of such property to a book-entry account maintained by the Indenture Trustee with a Federal Reserve Bank; and

                      (ii) by the Indenture Trustee continuously indicating by
               book-entry that such property is credited to the related Trust Account;

        (d) with respect to any asset in the Trust Accounts that is an "uncertificated security" (as defined in Article 8 of the UCC) and that is not governed by clause (c) above or clause (e) below:

                      (i)    transfer thereof:

                      (A) by registration to the Indenture Trustee as the
               registered owner thereof, on the books and records of the issuer thereof; or

                      (B) by another Person (not a securities intermediary) (1)
               becoming the registered owner of the uncertificated security on behalf of the Indenture Trustee, or (2) having become the registered owner of the uncertificated security, acknowledging that it holds such uncertificated security for the Indenture Trustee; or

                      (ii) the issuer of the uncertificated security has agreed
               that it will comply with instructions originated by the Indenture Trustee with respect to such uncertificated security without further consent of the registered owner thereof; and

                      (iii) the Indenture Trustee continuously indicating by
               book-entry that such uncertificated security is credited to the related Trust Account;

        (e) in the case of a security in the custody of or maintained on the books of a clearing corporation (as defined in Article 8 of the UCC) or its nominee, transfer thereof by causing:

                      (i) the relevant clearing corporation to credit such
               security to a securities account of the Indenture Trustee at such clearing corporation; and

                      (ii) the Indenture Trustee to continuously indicate by
               book-entry that such security is credited to the related Trust Account; or

        (f) with respect to a "security entitlement" (as defined in Article 8 of the UCC) to be transferred to or for the benefit of the Indenture Trustee and not governed by clauses (c) or (e) above, transfer thereof by:

                      (i) a securities intermediary's (A) indicating by book
               entry that the underlying "financial asset" (as defined in Article 8 of the UCC) has been credited to the Indenture Trustee's "securities account" (as defined in Article 8 of the UCC), (B) receiving a financial asset from the Indenture Trustee or acquiring the underlying financial asset for the Indenture Trustee, and in either case, accepting it for credit to the Indenture Trustee's securities account, or (C) becoming obligated under other law, regulation or rule to credit the underlying financial asset to the Indenture Trustee's securities account,

                      (ii) the making by the securities intermediary of entries
               on its books and records continuously identifying such security entitlement as belonging to the

               Indenture Trustee; and continuously indicating by book-entry that such securities entitlement is credited to the Indenture Trustee's securities account; and

                      (iii) the Indenture Trustee's continuously indicating by
               book-entry that such security entitlement (or all rights and property of the Indenture Trustee representing such securities entitlement) is credited to the related Trust Account; and/or

               In the case of any such asset, (i) compliance with such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such Trust Account Property to the Indenture Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof, and (ii) the Indenture Trustee's continuously indicating by book entry that such asset is credited to the related Trust Account. In each case of delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

               "Determination Date" means, with respect to any Collection Period, the 3rd Business Day preceding the Distribution Date in the next Collection Period.

               "Distribution Date" means, with respect to each Collection Period, the 12th day of the following Collection Period, or, if such day is not a Business Day, the immediately following Business Day, commencing September 12, 2002.

               "Electronic Ledger" means the electronic master record of the motor vehicle retail installment sale contracts, installment loan contracts and note and security agreements of the Servicer.

               "Eligible Deposit Account" means a segregated trust account with the corporate trust department of a depository institution acceptable to the Insurer organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade and a rating of at least A-1 by Standard &Poor's and/or P-1 by Moody's.

               "Eligible Investments" mean book-entry securities, negotiable instruments or securities, in each case denominated in United States dollars, represented by instruments in bearer or registered form which evidence:

        (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

        (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities

(including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which will be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company will have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

        (c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

        (d) investments in money market funds (including funds for which the Indenture Trustee or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

        (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

        (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

        (g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities and which, so long as no Insurer Default has occurred and is continuing, has been approved by the Insurer, or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

        (h) cash.

               Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Indenture Trustee or any of their respective Affiliates.

               "Eligible Servicer" means, Triad Financial Corporation, as Servicer, JPMorgan Chase Bank, as Back-up Servicer, or another Person which at the time of its appointment as Servicer or Backup Servicer, (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loan contracts, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loan contracts similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement, and (v) so long as no Insurer Default has occurred and is continuing, is reasonably acceptable to the Insurer.

               "FDIC" means the Federal Deposit Insurance Corporation.

               "Final Scheduled Distribution Date" means with respect to (i) the Class A-1 Notes, the September 2003 Distribution Date, (ii) the Class A-2 Notes, the January 2006 Distribution Date, (iii) the Class A-3 Notes, the February 2007 Distribution Date, (iv) the Class A-4 Notes, the August 2009 Distribution Date and (v) the Class B Notes, the August 2009 Distribution Date.

               "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

               "Fitch" means Fitch Ratings, or its successor.

               "Indenture" means the Indenture dated as of August 1, 2002, between the Issuer and JPMorgan Chase Bank, as Indenture Trustee, as the same may be amended and supplemented from time to time.

               "Indenture Trustee" means JPMorgan Chase Bank, its successors in interest and any successor trustee hereunder and under the Indenture.

               "Indenture Trustee Fee" means, with respect to any Collection Period, the fee payable to the Indenture Trustee for services rendered during such Collection Period, which will be equal to $250.

               "Independent Accountants" has the meaning set forth in Section
4.11

               "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order will remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

               "Insolvency Proceeds" has the meaning set forth in Section
10.1(b).

               "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of August 1, 2002, among the Insurer, the Trust, the Seller, Triad and the Indenture Trustee.

               "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

               "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

               "Insurer" means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation incorporated under the laws of the State of Wisconsin, or any successor thereto, as issuer of the Note Policy.

               "Insurer Default" means the occurrence and continuance of any of the following events:

        (a) the Insurer failing to make a payment required under the Note Policy in accordance with its terms;

        (b) the Insurer (i) filing a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) making a general assignment for the benefit of its creditors, or (iii) having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

        (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or other competent regulatory authority has entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession of all or any material portion of the property of the Insurer by a custodian, trustee, agent or receiver .

               "Insurer Optional Deposit" means, for any Distribution Date, an amount other than a Policy Claim Amount delivered by the Insurer, at its sole option, for deposit into the Collection Account for any of the following purposes: to provide funds to pay the fees or expenses of any of the Issuer's service providers for the Distribution Date; or to include those amounts as part of Additional Funds Available for the Distribution Date to the extent that without them a draw would be required to be made on the Note Policy.

               "Interest Period" means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date.

               "Interest Rate" means, with respect to (i) the Class A-1 Notes, 1.72313% per annum, (ii) the Class A-2 Notes, 1.9900% per annum, (iii) the Class A-3 Notes, 2.6200% per annum, (iv) the Class A-4 Notes, 3.2400% per annum, and
(v) the Class B Notes, 8.0000% per annum (in the case of the Class A-1 Notes, computed on the basis of a 360-day year and the actual number of days in the related Interest Period and in the case of the Class A-2, Class A-3, Class A-4 and Class B Notes, computed on the basis of a 360-day year consisting of twelve 30-day months).

               "Investment Earnings" means, with respect to any date of determination and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such date.

               "Issuer" means Triad Automobile Receivables Trust 2002-A, a Delaware business trust.

               "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

               "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" will mean only a certificate or notification issued to a secured party.

               "Liquidated Receivable" means, with respect to any Collection Period, any Receivable with respect to which any of the following has occurred:
(i) 10% or more of any Scheduled Receivable Payment is 120 days or more past due, except Receivables with respect to which the related Financed Vehicles have been repossessed within such 120 days; (ii) the earlier of (A) 90 days have elapsed since the Servicer repossessed the Financed Vehicle and (B) the sale of the related Financed Vehicle; or (iii) the Servicer has determined in good faith that all amounts it expects to be recovered have been received.

               "Lockbox Account" means an account maintained by the Lockbox Bank pursuant to Section 4.2(d).

               "Lockbox Agreement" means the Amended and Restated Master Account Agreement, dated as of August l, 2002, by and among Triad, the Lockbox Bank and the Indenture Trustee, as such agreement may be amended or supplemented from time to time, unless the Indenture Trustee will cease to be a party thereunder, or such agreement will be terminated in accordance with its terms, in which event "Lockbox Agreement" will mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Indenture Trustee and the Lockbox Bank.

               "Lockbox Bank" means, initially, Mellon Bank N.A. and its successors in interest, and thereafter a depository institution named by the Servicer and approved by the Insurer (so long as no Insurer Default has occurred and is continuing) which provides a lockbox as part of its normal and customary services at which the Lockbox Account is established and maintained as of such date; provided, however, that upon the occurrence of a Servicer Termination Event, the Controlling Party may, in its sole discretion, cause the Lockbox Account to be established at another bank.

               "Majority Noteholders" has the meaning set forth in the Indenture.

               "Monthly Extension Rate" means, with respect to any Accounting Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of Receivables whose payments are extended during the related Collection Period and the denominator of which is the aggregate Principal Balance of Receivables as of the immediately preceding Accounting Date.

               "Monthly Records" means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number, if any; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.

               "Moody's" means Moody's Investors Service, or its successor.

               "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, (1) proceeds from the disposition of the underlying Financed Vehicle; plus (2) any related insurance proceeds; plus (3) other monies received from the Obligor that are allocable to principal and interest due under the Receivable, minus (4) the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the Obligor by law.

               "Net Loss Rate" means, with respect to a Collection Period, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the net liquidation losses for such Collection Period and the denominator of which is the Aggregate Principal Balance as of the first day of such Collection Period.

               "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.

               "Note Policy" means the financial guaranty insurance policy issued by the Insurer to the Indenture Trustee for the benefit of the Class A Noteholders.

               "Note Pool Factor" means, for each Class of Notes as of the close of business on any date of determination, a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

               "Note Preference Claim" has the meaning set forth in Section 6.2(b).

               "Noteholders" means the holders of the Class A Notes and Class B Notes.

               "Notes" means the Class A Notes and the Class B Notes.

               "Obligor" on a Receivable means the purchaser or co-purchaser(s) of the Financed Vehicle and any other Person who owes payments under the Receivable.

               "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Servicer, as appropriate.

               "Opinion of Counsel" means a written opinion of counsel reasonably acceptable to the Insurer, which opinion is satisfactory in form and substance to the Indenture Trustee and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, to the Insurer.

               "Original Pool Balance" means, as of any date of determination, the sum of $879,123,207.32 (which is the Pool Balance as of the Cutoff Date).

               "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (h).

               "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

               "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

               "Owner Trustee Fee" means with respect to any Collection Period, the fee payable to the Owner Trustee for services rendered during such Collection Period, which will be equal to $250.

               "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

               "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

               "Policy Claim Amount" has the meaning set forth in the Note
Policy.

               "Pool Balance" means, as of any date of determination, the Aggregate Principal Balance at the end of the preceding Collection Period.

               "Premium" means the premium payable to the Insurer, as specified in the Insurance Agreement.

               "Principal Balance" means, for any Receivable as of any date of determination, (i) the Amount Financed; minus (ii) the sum of (a) that portion of all amounts received on or prior to that date and allocable to principal according to the Receivable's terms, and (b) any Cram Down Losses for the Receivable accounted for as of that date.

               "Pro Forma Class A Note Balance" means, for any Distribution Date, the aggregate remaining principal amount of the Class A Notes outstanding on the Distribution Date, after giving effect to distributions to be made on such Distribution Date under clauses (i) through (xiii) of Section 5.7(b).

               "Program" has the meaning set forth in Section 4.11.

               "Purchase Agreement" means the Purchase Agreement between the Seller and Triad, dated as of August 1, 2002, as such Purchase Agreement may be amended from time to time.

               "Purchase Amount" means, with respect to a Receivable, the Principal Balance as of the date of purchase.

               "Purchased Receivable" means, with respect to any Collection Period, a Receivable purchased as of the close of business on the last day of the Collection Period by Triad as the result of a breach of a covenant or as an exercise of its optional redemption right.

               "Rating Agency" means Moody's, Standard & Poor's and Fitch. If no such organization or successor maintains a rating on the Securities, "Rating Agency" will mean a nationally recognized statistical rating organization or other comparable Person designated by the Issuer and reasonably acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing), notice of which designation will be given by the Issuer to the Indenture Trustee, the Owner Trustee and the Servicer.

               "Rating Agency Condition" means, with respect to any action, that each of the Rating Agencies has notified the Servicer, the Seller, the Insurer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes.

               "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of the Liquidated Receivable over its Net Liquidation Proceeds to the extent allocable to principal.

               "Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche or a disk).

               "Receivable Files" means the documents specified in Section 3.3.

               "Record Date" means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Agreement.

               "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

               "Required Pro Forma Class A Note Balance" means, with respect to any Distribution Date, a dollar amount equal to the product of (x) 88% and (y) the Pool Balance as of the end of the prior Collection Period.

               "Rolling Average Net Loss Rate" means, with respect to any Determination Date, the arithmetic average of the Net Loss Rates for each of the three Collection Periods immediately preceding the Collection Period in which such Determination Date occurs.

               "Schedule of Receivables" means the schedule of all motor vehicle retail installment sale contracts, installment loan contracts and note and security agreements originally held as part of the Trust which is attached as Schedule A.

               "Schedule of Representations" means the Schedule of Representations and Warranties attached as Schedule B.

               "Scheduled Receivables Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in the Receivable as required to be paid by the Obligor in the Collection Period. If, after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period is modified so as to differ from the amount specified in the Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by
Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period will refer to the Obligor's payment obligation with respect to the Collection Period as so modified.

               "Securities" means, collectively, the Class A Notes, the Class B Notes and the Certificates.

               "Seller" means Triad Financial Special Purpose LLC, a Delaware limited liability company.

               "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of the Financed Vehicle.

               "Servicer" means Triad as the servicer of the Receivables, and each successor Servicer pursuant to Section 9.3.

               "Servicer Termination Event" means an event specified in Section 9.1.

               "Servicer's Certificate" means an Officer's Certificate delivered pursuant to Section 4.9, substantially in the form of Exhibit B.

               "Servicing Fee" has the meaning specified in Section 4.8.

               "Servicing Fee Rate" means 2.25% per annum.

               "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of the payment that is allocated to interest is equal to the product of the fixed rate of interest on the obligation multiplied by the period of time expressed as a fraction of a year, based on the actual number of days elapsed since the preceding payment under the obligation was made and 365 days in the calendar year.

               "Spread Account" means the account designated as such, established and maintained pursuant to Section 5.5.

               "Spread Account Draw Amount" means, for any Determination Date, the amount, after taking into account the application on the Distribution Date of Available Funds for the related Collection Period, equal to any shortfall in the payment of amounts described in clauses (i) through (vii) of Section 5.7(b).

               "Spread Account Initial Deposit" means an amount equal to 3% of the aggregate principal balance of the Receivables on the Closing Date (which is equal to $26,373,696.22).

               "Spread Account Requirement" means, with respect to the Closing Date, the Spread Account Initial Deposit and with respect to any Distribution Date thereafter, an amount equal to the greater of (x) 3% of the Aggregate Principal Balance at the end of the prior Collection Period or, if a Spread Cap Event (as such term is defined in the Insurance Agreement) has occurred and is continuing, 6% of the Aggregate Principal Balance at the end of the prior Collection Period and (y) 1.5% of the Original Pool Balance.

               "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., or its successor.

               "Step-Down Amount" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Class A Note Balance over (y) the Pro Forma Class A Note Balance on such Distribution Date, calculated for this definition only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of "Class A Noteholders' Monthly Principal Distributable Amount" is distributed as principal on the Class A Notes).

               "Supplemental Servicing Fee" means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees, extension fees and liquidation fees collected on the Receivables during the Collection Period and any expenses incurred by the Servicer in connection with repossession of the Financed Vehicle.

               "Third-Party Lender" means an entity that originated a loan to a consumer or was the original assignee of a motor vehicle retail installment sale contract from a dealer for the purchase of a motor vehicle and sold the loan or motor vehicle retail installment sale contract to Triad pursuant to an Auto Loan Purchase and Sale Agreement.

               "Third-Party Lender Assignment" means, with respect to a Receivable, the assignment executed by a Third-Party Lender conveying the Receivable to Triad.

               "Triad" means Triad Financial Corporation, a California corporation, and its successors and assigns.

               "Trust" means the Issuer.

               "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

               "Trust Accounts" has the meaning assigned thereto in Section 5.1.

               "Trust Agreement" means the Trust Agreement dated as of April 3, 2002 among Triad, as the Administrator, the Seller and the Owner Trustee, as amended and restated as of August 1, 2002 as the same may be amended and supplemented from time to time.

               "Trust Officer" means, (i) in the case of the Indenture Trustee, the chairman or vice-chairman of the board of directors, any managing director, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

               "Trust Property" means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid on or after the Cut-off Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Spread Account and certain other rights under this Agreement.

               "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

        SECTION 1.2. Other Definitional Provisions.

        (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

        (b) All terms defined in this Agreement will have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, will have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document will control.

        (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

        (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

        (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                            Conveyance of Receivables

        SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the Notes and the other amounts to be distributed from time to time to the order of the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, all right, title and interest of the Seller in and to:

        (a) the Receivables and all moneys received thereon after the Cutoff
Date;

        (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Originator or the Seller in such Financed Vehicles;

        (c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

        (d) the right to cause the related Dealer or Third-Party Lender to repurchase Receivables pursuant to a Dealer Agreement or an Auto Loan Purchase and Sale Agreement, respectively, as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement, respectively;

        (e) all rights, if any, to refunds for the costs of Service Contracts on the related Financed Vehicles;

        (f) the related Receivables Files;

        (g) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the Seller's rights under the Purchase Agreement, to enforce the delivery requirements, representations and warranties and the cure and repurchase obligations of Triad under the Purchase Agreement; and

        (h) the proceeds of any and all of the foregoing.

               It is the intention of the Seller that the transfer and assignment contemplated by this Agreement constitutes a sale of the Receivables and other Trust Property from the Seller to the Issuer and the beneficial interest in and title to the Receivables and the other Trust Property will not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held by a court of competent jurisdiction not to be a sale, this Agreement will constitute a grant of a security interest in the property referred to in this Section for the benefit of the Noteholders and the Insurer.

        SECTION 2.2. [Reserved].

        SECTION 2.3. Further Encumbrance of Trust Property.

        (a) Immediately upon the conveyance to the Trust by the Seller of the Trust Property, all right, title and interest of the Seller in and to such item of Trust Property will terminate, and all such right, title and interest will vest in the Trust, in accordance with the Trust Agreement and the Business Trust Statute.

        (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust will have the sole right to pledge or otherwise encumber such Trust Property. Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property to the Indenture Trustee securing the repayment of the Notes. The Certificates will represent the beneficial ownership interest in the Trust Property, and the Certificateholders will be entitled to receive distributions with respect thereto as set forth herein.

        (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture will, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, will vest in Certificateholders.

        (d) The Indenture Trustee will, at such time as there are no Securities outstanding and all sums due to the Indenture Trustee pursuant to the Indenture and this Agreement have been paid, release any remaining portion of the Trust Property to the Certificateholder.

                                   ARTICLE III

                                 The Receivables

        SECTION 3.1. Representations and Warranties. The Seller hereby conveys its rights, title and interest in and to the representations and warranties made in respect of the Receivables pursuant to the Purchase Agreement and this Agreement.

        SECTION 3.2. Repurchase upon Breach of Representations and Warranties.

               (a) The Seller, the Servicer, the Insurer, the Indenture Trustee or the Trust, as the case may be, will inform the other parties to this Agreement and Triad promptly, by notice in writing, upon the discovery of any breach of the representations and warranties referenced in Section 3.1 and in Schedule B hereto. As of the last day of the second (or, if Triad so elects, the first) month following the discovery by Triad or receipt by Triad of notice of such breach, unless such breach is cured by such date, Triad will repurchase any Receivable in which the interests of the Noteholders or the Insurer are materially and adversely affected by any such breach as of such date. The "second month" will mean the month following the month in which discovery occurs or notice is given, and the "first month" will mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, Triad will remit to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer will execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section will be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of Triad to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee will have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

               In addition to the foregoing and notwithstanding whether the related Receivable has been purchased by Triad, Triad will indemnify the Trust, the Indenture Trustee, the Backup Servicer, and the officers, directors, agents and employees thereof, the Insurer, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

               (b) Pursuant to Section 2.1, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the

Purchase Agreement including the Seller's rights under the Purchase Agreement to enforce the delivery requirements, representations and warranties, indemnities and the cure or repurchase obligations of Triad thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid and enforceable against the Seller.

        SECTION 3.3. Custody of Receivables Files.

        (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, the Indenture Trustee hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the agent of the Indenture Trustee as custodian of the following documents or instruments in its possession or in the possession of third party vendors on behalf of the Custodian which will be delivered to the Custodian as agent of the Indenture Trustee on or before the Closing Date (with respect to each Receivable):

               (i) the fully executed original of the Receivable (together with any agreements modifying the Receivable, including any extension agreements);

               (ii) the original certificate of title (when received) indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Triad as first lienholder or secured party (including any Lien Certificate received by Triad), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing Triad as secured party and otherwise such related documents, if any, that Triad keeps on file in accordance with its customary procedures; and

               (iii) in connection with Receivable Files pertaining to retail installment sale contracts, the original credit application, or a copy thereof.

        (b) Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate will include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and will request delivery of the Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian will, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable File will obligate the Servicer to return the Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section
3.2 or 4.7.

        (c) The Custodian, or its third-party vendor, will hold the Receivable Files on behalf of the Indenture Trustee and will maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as will enable the Indenture Trustee to comply with the terms and conditions of this Agreement. The Custodian will maintain the Receivable Files at (i) its office located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647, (ii) with a third-party service provider identified on Schedule D hereto, as it may be modified from time to time by the Custodian with the consent of the Insurer, which will not be unreasonably withheld, or (iii) subject to the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, at such other office as will from time to time be identified to the Indenture Trustee and the Insurer. Each Receivable will be identified on the books and records of the Custodian in a manner that (i) indicates that the Receivables are held by the Custodian on behalf of the Indenture Trustee and (ii) is otherwise necessary, as reasonably determined by the Custodian. The Custodian will conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it, and of the related accounts, records and computer systems, in such a manner as will enable the Indenture Trustee, the Insurer and the Custodian to verify the accuracy of the Custodian's inventory and recordkeeping. Such inspections will be conducted at such times, in such manner and by such persons including independent accountants, as the Insurer or the Indenture Trustee may reasonably request and the cost of such inspections will be borne directly by the Custodian and not by the Indenture Trustee, but such inspections are not to take place more than once per year. The Custodian will promptly report to the Insurer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Upon request, the Custodian will, at the expense of the party making such request, make copies or other electronic file records (e.g., diskettes, CDs, etc.) (the "Copies") of the Receivable Files and will deliver such Copies to the Indenture Trustee and the Indenture Trustee will hold such Copies on behalf of the Noteholders.

        (d) The Custodian will, subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements will be consistent with the practices of an institution that maintains custody of Receivable Files for its own account, and at such times as may be reasonably imposed by the Custodian, permit only the Insurer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors to inspect the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as the Insurer or the Indenture Trustee may reasonably request.

        (e) The Custodian will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee. Such instructions may be general or specific in terms. The Indenture Trustee will provide a copy of any such instructions to the Insurer.

        (f) The Custodian will indemnify the Issuer, the Owner Trustee, the Backup Servicer, the Insurer, the Noteholders and the Indenture Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against such Persons and their respective officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance and custody by the Custodian or third-party vendor of the Receivable Files; provided, however, that the Custodian will not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the willful misfeasance, bad faith or gross negligence of the Issuer, the Owner Trustee, the Backup Servicer, the Insurer or the Indenture Trustee or the officers, directors, employees and agents thereof. In no event will the Custodian be liable to any third party for acts or omissions of the Custodian.

                                   ARTICLE IV

                   Administration and Servicing of Receivables

        SECTION 4.1. Duties of the Servicer.

        (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity will manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables will be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as Triad is the Servicer, it will substantially comply with the policies and procedures described on Schedule C, as such policies and procedures may be updated from time to time. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions, and performing the other duties specified herein.

        (b) The Servicer will also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and Auto Loan Purchase and Sale Agreements (and will maintain possession of the Dealer Agreements and Auto Loan Purchase and Sale Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Third-Party Lender Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments, Third-Party Lender Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer will follow its customary standards, policies, and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer will not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor except in accordance with the Servicer's customary practices.

        (c) The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to
Section 4.3 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust will thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Indenture Trustee and the Owner Trustee will furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

        SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreement.

        (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same will become due, and will follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

        (b) The Servicer may at any time agree to a modification or amendment of a Receivable (i) in order to change the Obligor's regular due date in accordance with its servicing policies and procedures, (ii) in order to re-amortize the Scheduled Receivables Payments on the Receivable following a partial prepayment of principal or (iii) as may be required by law, in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that in no event may a Receivable be extended beyond the Collection Period immediately preceding the last Final Scheduled Distribution Date.

        (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 4.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

               (i) The aggregate period of all extensions on a Receivable does not exceed eight months;

               (ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date;

               (iii) The average Monthly Extension Rate for any three consecutive Collection Periods does not exceed 4%; and

               (iv) The Servicer may not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c) or as otherwise required by law) without the consent of the Insurer, so long as no Insurer Default has occurred and is continuing, or the Majority Noteholders (if an Insurer Default has occurred and is continuing).

               With respect to Section 4.2(c)(iii), in the event the average of the Monthly Extension Rates calculated with respect to three consecutive Collection Periods exceeds 4% (which information will be set forth in the related Servicer's Certificate), the Servicer will, on the third such Accounting Date, purchase from the Trust the Receivables with respect to which payment had been extended (starting with the Receivables most recently so extended) in an aggregate Principal Balance equal to the product of (i) the difference between such average of Monthly Extension Rates and 4% and (ii) the Aggregate Principal Balance, and pay the related Purchase Amount on the related Determination Date; provided, however, that in the event the Backup Servicer will be acting as Servicer hereunder, the foregoing sentence will apply only in respect of Receivables as to which payments had been extended by such Backup Servicer.

        (d) The Servicer will use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks pursuant to a Lockbox Agreement. The Servicer will use its best efforts to notify or direct any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of available funds with respect to such payments. The Lockbox Account will be a demand deposit account held by the Lockbox Bank.

               On the Closing Date, the Servicer will deposit or cause to be deposited in immediately available funds into the Collection Account all amounts collected with respect to the Receivables from the Cutoff Date to the fourth
(4th) Business Day preceding the Closing Date. As soon as possible thereafter and in accordance with the provisions of this Agreement, all amounts collected with respect to the Receivables from such date to the Closing Date will be deposited into the Collection Account.

               Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer will remain obligated and liable to the Trust, the Indenture Trustee and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof; provided, however, that the foregoing will not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

               If the Servicer is terminated, the successor Servicer will assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement subject to the terms hereof. In such event, the successor Servicer will be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer will not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer will, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Noteholders (if an Insurer Default has occurred and is continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, will cause the Lockbox Bank to deliver, at the direction of the Insurer (so long as an Insurer Default has not occurred) or the Majority Noteholders (if an Insurer Default has occurred and is continuing) to the Indenture Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and will otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer will notify the Obligors to make payments to the Lockbox established by the successor.

        (e) The Servicer will remit all payments by or on behalf of the Obligors received in the form of checks with payment coupons directly by the Servicer to the Lockbox Bank for deposit into the Collection Account, in either case, and as soon as practicable, but in no event later than the second Business Day after receipt thereof. Other payments received by each of the Servicer, Triad and the Seller will be deposited into a local servicing account for processing immediately upon receipt, and then transferred in immediately available funds to the Lockbox Account for deposit to the Collection Account no later than the second (2nd) Business Day after receipt of available amounts.

        SECTION 4.3. Realization upon Receivables.

        (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer will use commercially reasonable efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or more than 10% of a Scheduled Receivables Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it will deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle will have suffered damage, the Servicer will not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it will determine in its discretion that such repair and/or repossession will increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle will be remitted by the Servicer to the Collection Account as soon as practicable, but in no event later than the second Business Day after receipt of available funds thereof. The Servicer will be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, as provided in Section 5.7(b) or out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and will not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer will pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer will be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

        (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement will be deemed to be an automatic assignment from the Trust to the Servicer of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, will take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders. All amounts recovered will be remitted directly by the Servicer as provided in Section 4.2(e).

        SECTION 4.4. Insurance.

        (a) The Servicer will require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming Triad and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer determines that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle as described in Paragraph 24 (including during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may, at its sole option, maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy by its terms insures against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. The parties acknowledge that the Servicer does not now have, nor does it intend to obtain, Collateral Insurance. All policies of Collateral Insurance will be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance will be paid by the Servicer.

        (b) The Servicer may, at its sole option, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such "force-placed" insurance. The parties hereto acknowledge that the Servicer does not now have, nor does it intend to obtain, forced-place insurance. All policies of force-placed insurance will be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such force-placed insurance will only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

               In connection with any force-placed insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event will the Servicer include the amount of the premium in the Amount Financed under the Receivable. "Insurance add-on amounts," which are the premiums charged to Obligors in the event that the Servicer obtains force-placed insurance, with respect to any Receivable will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates. The Servicer will retain and separately administer the right to receive payments from Obligors with respect to insurance add-on amounts or rebates of forced-placed insurance premiums. If an Obligor makes a payment with respect to a Receivable having force-placed insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the insurance add-on amount, the payment will be applied first to any unpaid Scheduled Receivables Payments and then to the insurance add-on amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related insurance add-on amount. If an Obligor under a Receivable with respect to which the Servicer has placed force-placed insurance fails to make scheduled payments of such insurance add-on amount as due, and the Servicer has determined that eventual payment of the insurance add-on amount is unlikely, the Servicer may, but will not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed force-placed insurance which has been paid in full (excluding any insurance add-on amounts) will be assigned to the Servicer.

        (c) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement will be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, will take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders.

        (d) The Servicer will cause itself and may cause the Indenture Trustee to be named as named insured under all policies of Collateral Insurance.

        SECTION 4.5. Maintenance of Security Interests in Vehicles.

        (a) Consistent with the policies and procedures required by this Agreement, the Servicer will take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Indenture Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer agrees that Triad's designation as the secured party on the certificate of title is in its capacity as Servicer as agent of the Trust.

        (b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as no Insurer Default has occurred and is continuing) instruct the Indenture Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default has occurred, upon the occurrence of a Servicer Termination Event, the Indenture Trustee and the Servicer will take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent.

               Triad hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Indenture Trustee in connection with such action will be reimbursed to the Servicer or the Indenture Trustee, as applicable, by the Controlling Party. Triad hereby appoints the Indenture Trustee as its attorney-in-fact to execute certificates of title or any other documents, prepared by the Servicer, in the name and stead of Triad (it being understood that and agreed that the Indenture Trustee has no obligation to take such steps with respect to any perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which Triad has paid all expenses) and the Indenture Trustee hereby accepts such appointment.

        SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Indenture Trustee relies in accepting the Receivables, on which the Indenture Trustee relies in authenticating the Notes and on which the Insurer relies in issuing the Note Policy.

        (a) The Servicer covenants as follows:

               (i) Liens in Force. The Financed Vehicle securing each Receivable will not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

               (ii) No Impairment. The Servicer will do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Auto Loan Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

               (iii) No Amendments. The Servicer will not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

               (iv) Restrictions on Liens. The Servicer will not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Indenture Trustee for the benefit of the Noteholders and Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names Triad or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Trustee, for the benefit of the Noteholders and the Insurer.

        (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein will not apply to any entity other than Triad.

        SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Insurer, the Trust or a Responsible Officer of the Indenture Trustee of a breach of any of the representations, warranties and covenants set forth in Sections 4.5(a) or 4.6, the party discovering such breach will give prompt written notice to the others; provided, however, that the failure to give any such notice will not affect any obligation of Triad as Servicer under this Section 4.7. As of the second Accounting Date following its discovery or receipt of notice of any breach of any representation, warranty or covenant set forth in Sections 4.5(a) or 4.6 which materially and adversely affects the interests of the Noteholders or the Insurer in any Receivable (including any Liquidated Receivable) (or, at Triad's election, the first Accounting Date so following) or the related Financed Vehicle, Triad will, unless such breach has been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, Triad will pay the related Purchase Amount. It is understood and agreed that the obligation of Triad to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing will, if such obligation is fulfilled, constitute the sole remedy against Triad for such breach available to the Insurer, the Noteholders, the Owner Trustee or the Indenture Trustee; provided, however, that Triad will indemnify the Trust, the Backup Servicer, the Insurer, the Owner Trustee, the Indenture Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. The indemnification provided pursuant to this section will survive the removal or resignation of the Indenture Trustee and or the Backup Servicer.

        SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer will be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the "Servicing Fee") pursuant to Section 5.7. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Insurer and, to the extent not provided for pursuant to Section 5.7, all other fees and out-of-pocket expenses of the Owner Trustee, the Backup Servicer, and the Indenture Trustee, except taxes levied or assessed against the Trust, the Owner Trustee, the Backup Servicer or the Indenture Trustee, and claims against the Trust, the Owner Trustee, the Backup Servicer or the Indenture Trustee in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of Triad). The Servicer will, to the extent not provided for pursuant to Section 5.7, be liable for the fees and out-of-pocket expenses of the Owner Trustee, the Backup Servicer, the Indenture Trustee, the Custodian, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants except taxes levied or assessed against such parties. Notwithstanding the foregoing, if the Servicer is not Triad, a successor to Triad as Servicer including the Backup Servicer permitted by Section 9.3 will not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

        SECTION 4.9. Servicer's Certificate. No later than 10:00 a.m. Eastern time on each Determination Date, the Servicer will deliver (facsimile delivery being acceptable; and in the case of the Servicer's Certificate to be delivered to the Indenture Trustee, the Seller and the

Backup Servicer, an e-mail in a computer file, the format of which will be agreed upon between the Servicer and such parties) to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer and each Rating Agency a Servicer's Certificate containing among the other things set forth in Exhibit B,
(i) all information necessary to enable the Indenture Trustee to give any notice required by Section 6.1 and to make the distributions required by Section 5.7,
(ii) a listing of all Purchased Receivables and Administrative Receivables purchased as of the related Accounting Date, (iii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders and the Insurer required by Section 5.10, (iv) all information necessary to enable the Indenture Trustee to reconcile the aggregate cash flows, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by Section 5.10, (v) the Delinquency Rate, Net Loss Rate and Rolling Average Net Loss Ratio for such Determination Date, and (vi) whether to the knowledge of the Servicer an Insurance Agreement Event of Default, a Spread Cap Event (as defined in the Insurance Agreement) or a Trigger Event (as defined in the Insurance Agreement) has occurred. Receivables purchased by the Servicer or by Triad on the related Accounting Date and each Receivable that became a Liquidated Receivable or that was paid in full during the related Collection Period will be identified by account number (as set forth in the Schedule of Receivables).

        SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

        (a) The Servicer will deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer and each Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 2003, an Officer's Certificate, dated as of December 31 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as has elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        (b) The Servicer will deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1(a). The Servicer will deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer, the Seller and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 9.1.

        SECTION 4.11. Annual Independent Accountants' Report.

               The Servicer will cause a firm of independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to its Affiliates, to deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer and each Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 2003 with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as has elapsed from the Closing Date to the date of such certificate), a report addressed to the board of directors of the Servicer, to the Indenture Trustee, the Owner Trustee, the Backup Servicer and to the Insurer, to the effect that such firm has audited the financial statements of Triad and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, (2) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in the Agreement, and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light duty truck loans serviced for others that such firm is required to report under the Program. Except to the extent otherwise required by the applicable law, the Servicer is not required to deliver the report hereunder if Triad is reported solely as a consolidated subsidiary and there are no separate audits of the books and records of Triad; provided, however, the Servicer is required to notify the Indenture Trustee in writing that there are no separate audits of the books and records of Triad and that therefore the Servicer will not be delivering the report.

        SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer will upon reasonable prior notice provide to representatives of the Indenture Trustee, the Owner Trustee, the Backup Servicer and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access will be afforded without charge but only upon reasonable request and during normal business hours. Any expense incident to the exercise by the Indenture Trustee, Owner Trustee, Backup Servicer or the Insurer will be borne by the Servicer to the extent such visits and examinations are not more frequent than once in any twelve-month period, or a Servicer Termination Event has occurred and is continuing. Nothing in this Section will affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 4.12 as a result of such obligation will not constitute a breach of this Section 4.12.

        SECTION 4.13. Reserved.

        SECTION 4.14. Fidelity Bond and Errors and Omissions Policy. The Servicer will not be required to maintain an errors and omissions policy. The Servicer will maintain a fidelity bond of a type and in an amount customary for servicers engaged in the business of servicing motor vehicle receivables.


                                    ARTICLE V

                         Trust Accounts; Distributions;
                            Statements to Noteholders

        SECTION 5.1. Establishment of Trust Accounts.

        (a) (i) The Indenture Trustee, on behalf of the Noteholders and the Insurer, will establish and maintain in its own name one or more Eligible Deposit Accounts reasonably acceptable to the Insurer (collectively, the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders and the Insurer. The Collection Account will initially be established with the Indenture Trustee.

            (ii) The Indenture Trustee, on behalf of the Noteholders, will establish and maintain in its own name an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders and the Insurer. The Note Distribution Account will initially be established with the Indenture Trustee.

            (iii) The Servicer will cause the Indenture Trustee to establish and maintain an Eligible Deposit Account (the "Spread Account") with the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and the Insurer.

            (iv) Funds on deposit in the Collection Account, the Note Distribution Account, and the Spread Account (collectively, the "Trust Accounts") will be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments will be held by or on behalf of the Indenture Trustee for the benefit of the Noteholders and the Insurer, as applicable. Funds on deposit in any Trust Account will be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. However, if each of the Rating Agencies confirms that it would not affect the ratings assigned to the Notes and the Insurer consents, funds on deposit in the Spread Account may be invested in Eligible Investments that will mature so that funds will be available on the following Distribution Date. All Eligible Investments will be held to maturity.

        (b) All investment earnings of moneys deposited in the Trust Accounts will be deposited (or caused to be deposited) by the Indenture Trustee in the Collection Account, and any loss resulting from such investments will be charged to such account. The Servicer will not direct the Indenture Trustee to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person.

        (c) The Indenture Trustee will not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

        (d) If (i) the Servicer fails to give investment directions in writing for any funds on deposit in the Trust Accounts to the Indenture Trustee by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default has occurred and is continuing with respect to the Notes but the Notes have not been declared due and payable, or, if such Notes will have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Indenture Trustee will, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the investment described in clause (d) of the definition of Eligible Investments.

        (e) (i) The Indenture Trustee will possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments, proceeds and income will be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts will be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) will within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and will transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Servicer will notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

        (ii) With respect to the Trust Account Property, the Indenture Trustee agrees that:

                    (A) any Trust Account Property that is held in deposit
               accounts will be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account will be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee will have sole signature authority with respect thereto;

                    (B) any Trust Account Property that constitutes Physical
               Property will be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and will be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Indenture Trustee;

                    (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations will be delivered in accordance with paragraph (b) of the definition of "Delivery" and will be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

                    (D) any Trust Account Property that is an "uncertificated
               security" under Article 8 of the UCC and that is not governed by clause (C) above will be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and will be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security; and

                    (E) the "securities intermediary's jurisdiction," for
               purposes of Section 8-110 of the UCC, shall be the State of New York.

        (f) The Servicer will have the power, revocable by the Insurer or, with the consent of the Insurer by the Indenture Trustee with, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Indenture Trustee to carry out its respective duties hereunder.

        SECTION 5.2. [Reserved].

        SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. To extent that such amounts are owed to the Lockbox Bank, the Servicer will cause such amounts to be returned to the Lockbox Bank. The amount to be reimbursed hereunder will be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(b)(i) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification within 12 months of such mistaken deposit, posting, or returned check. In the event that the Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section 5.3, the Insurer will (unless an Insurer Default has occurred and is continuing) give the Indenture Trustee notice in writing to such effect, following receipt of which the Indenture Trustee will not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Indenture Trustee will withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were collected in the Lockbox Account but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

        SECTION 5.4. Application of Collections. All collections for the Collection Period will be applied by the Servicer as follows:

               With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) will be applied to interest and principal in accordance with the Simple Interest Method.

               All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder will be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(b).

        SECTION 5.5. Spread Account.

        (a) On or prior to the Closing Date, the Seller will deposit an amount equal to the Spread Account Initial Deposit into the Spread Account from the proceeds of the Notes. On each Distribution Date, to the extent of funds available therefor pursuant to the priority of payments, amounts will be deposited into the Spread Account in accordance with Section 5.7(b)(xii) until the amount on deposit therein is equal to the Spread Account Requirement.

        (b) In the event that the Servicer's Certificate with respect to any Determination Date states that there is a Spread Account Draw Amount then on the related Distribution Date, the Indenture Trustee will withdraw such Spread Account Draw Amount and deposit such amount into the Collection Account for distribution in accordance with Section 5.7(b).

        (c) After considering all required distributions made on a Distribution Date, amounts on deposit in the Spread Account on that Distribution Date that are in excess of the Spread Account Requirement for that Distribution Date will be applied by the Indenture Trustee in accordance with Section 5.7(b)(x), then 5.7(b)(xiii) through (xv).

        SECTION 5.6. Additional Deposits.

        (a) The Servicer and Triad, as applicable, will deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables.

        (b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 will be deposited in the Collection Account.

        (c) If the Indenture Trustee receives any Additional Funds Available of the type described in clause (2) of the definition thereof it will deposit them into the Collection Account and on each Distribution Date it will transfer any such funds to the Note Distribution Account.

        SECTION 5.7. Distributions.

        (a) [Reserved].

        (b) On each Distribution Date, the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts from Available Funds on deposit in the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

               (i) to the Servicer, the Servicing Fee for the related Collection Period, and, to the extent the Servicer has not reimbursed itself or to the extent not retained by the

        Servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to the extent available, any amounts paid by the borrowers during the preceding Collection Period that were collected in the Collection Account but that do not relate to principal payments or interest payments;

               (ii) to the Owner Trustee, the Indenture Trustee and the Backup Servicer, the Owner Trustee Fee, the Indenture Trustee Fee, and any accrued and unpaid servicer transition expenses of any incoming servicer then due to the Indenture Trustee, the Backup Servicer or any other successor servicer, up to a maximum amount of $200,000 in the aggregate;

               (iii) to the Note Distribution Account, the Class A Noteholders' Interest Distributable Amount;

               (iv) to the Note Distribution Account, to make a payment of principal on the Class A Notes to the extent necessary to reduce the Class A Note principal balance to the Pool Balance;

               (v) to the Note Distribution Account, to make a payment of the remaining principal balance of any of the Class A Notes on their Final Scheduled Distribution Date;

               (vi) to the Insurer, any unpaid amounts owed to the Insurer under the Insurance Agreement with respect to unpaid Premiums and unreimbursed Policy Claim Amounts;

               (vii) to the Note Distribution Account, to make a payment of principal on the Class A Notes to the extent necessary to reduce the combined Class A and Class B Note principal balance to the Pool Balance;

               (viii) to the Note Distribution Account, the Class B Noteholders' Interest Distributable Amount;

               (ix) to the Note Distribution Account, to make a payment of the remaining principal balance of any of the Class B Notes on their Final Scheduled Distribution Date;

               (x) to the Insurer, any other unpaid amounts owed to the Insurer under the Insurance Agreement, subject to a cumulative maximum amount of $250,000;

               (xi) to the Note Distribution Account, to make a payment of the Class A Noteholders' Principal Distributable Amount;

               (xii) to the Spread Account, any amount required to increase the amount in the Spread Account to the Spread Account Requirement;

               (xiii) to the Insurer, any other unpaid amounts owed to the Insurer under the Insurance Agreement;

               (xiv) to the Note Distribution Account, to make a payment of the Class A Noteholders' Accelerated Principal Amount; and

               (xv) to the Note Distribution Account, to make a payment of principal to the holders of the Class B Notes, or, if the Class B Notes are no longer outstanding, to make a payment of all remaining amounts to the Certificateholder.

        (c) On each Distribution Date, the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date, unless the Insurer has notified the Indenture Trustee in writing of any errors or deficiencies with respect thereto) distribute from the Collection Account the Additional Funds Available, if any, plus the Policy Claim Amount, if any, in each case then on deposit in the Collection Account, and deposit in the Note Distribution Account any excess of the Scheduled Payments (as defined in the Note Policy) due on such Distribution Date over the amount of all Available Funds previously deposited in the Note Distribution Account with respect to the related Distribution Date, which amount will be applied solely to the payment of amounts then due and unpaid on the Class A Notes in accordance with the priorities set forth in Section 5.8(a).

        (d) In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Servicer will instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(b) and 5.7(c) on the related Distribution Date.

        SECTION 5.8. Note Distribution Account.

        (a) On each Distribution Date (based solely on the information contained in the Servicer's Certificate) the Indenture Trustee will distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts:

               - From amounts transferred pursuant to Section 5.7(b)(iii), accrued and unpaid interest on the Class A Notes; provided that if such amount is insufficient to pay the entire amount of accrued and unpaid interest then due on each Class of Class A Notes, the amount in the Note Distribution Account will be applied to the payment of such interest on each Class of Class A Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Class A Notes.

               - From amounts transferred pursuant to Section 5.7(b)(ix), accrued and unpaid interest on the Class B Notes.

               - From amounts transferred pursuant to Section 5.7(b)(iv), (v),
        (vii) and (xi), in the following order of priority:

                    (1) to the holders of the Class A-1 Notes, the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

                    (2) to the holders of the Class A-2 Notes, the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-2 Notes and Class A-2 Notes has been reduced to zero;

                    (3) to the holders of the Class A-3 Notes, the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-3 Notes has been reduced to zero; and

                    (4) to the holders of the Class A-4 Notes, the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-4 Notes is reduced to zero.

               - From amounts transferred pursuant to section 5.7(b)(ix) and
        (xv), to the holders of the Class B Notes, until the outstanding principal balance of the Class B Notes is reduced to zero.

provided, that after the acceleration of the Notes following the occurrence of an Event of Default under the Indenture, payments of principal on the Notes will be made, instead of as provided above after payment of all amounts owing to the Indenture Trustee pursuant to Section 6.7 of the Indenture, first to the Class A-1 Notes until the Class A-1 Notes have been paid in full, second to the other Classes of Class A Notes pro rata until they are paid in full, and third, to the Class B Notes.

        (b) On each Distribution Date, the Indenture Trustee will post on its website at www.jpmorgan.com/absmbs, which posting will be accessible to each Noteholder and to the Insurer, the statement provided to the Indenture Trustee by the Servicer pursuant to Section 5.10 hereof on such Distribution Date.

        (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax will reduce the amount otherwise distributable to the Noteholder in accordance with this Section
5.8. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization will not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder will be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this Section 5.8(c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee will reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses (including legal fees and expenses) incurred.

        (d) Distributions required to be made to Noteholders on any Distribution Date will be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder has provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such Holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

        (e) Subject to Section 5.1 and this Section 5.8, monies received by the Indenture Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Indenture Trustee will not be liable for any interest thereon.

        SECTION 5.9. [Reserved].

        SECTION 5.10. Statements to Noteholders.

        (a) On or prior to each Distribution Date, the Indenture Trustee will make available to each Noteholder and to the Insurer and the Rating Agencies a statement setting forth at least the following information (which will be included in the Servicer's Certificate delivered to the Indenture Trustee) as to the Notes to the extent applicable:

               (i) the amount of such distribution allocable to principal of each Class of Notes;

               (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

               (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Note Policy;

               (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

               (v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under Section 5.10(a)(i);

               (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

               (vii) the Class A Noteholders' Interest Carryover Amount, the Class B Noteholders' Interest Carryover Amount and the Class A Noteholders' Principal Carryover Amount;


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

               (viii) the Delinquency Rate (as such term is defined in the Insurance Agreement) with respect to such Distribution Date;

               (ix) the Net Loss Rate and Rolling Average Net Loss Rate (as such terms are defined in the Insurance Agreement) with respect to such Distribution Date;

               (x) the aggregate Purchase Amounts for Receivables, if any, that were repurchased by Triad prior to the related Determination Date; and

               (xi) the Note Pool Factor for each Class of Notes.

Each amount set forth pursuant to Section 5.10(a)(i), (ii), (iii), (vi) and
(vii) will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

        (b) The Indenture Trustee will make the statements referred to in
Section 5.10(a) (and, at its option, any additional files containing the same information in an alternative format) available each month via the Indenture Trustee's internet website, which is presently located at www.jpmorgan.com/absmbs. Persons that are entitled to receive such statements but are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee at (212) 946-3200. The Indenture Trustee will have the right to change the way the statements referred to in Section 5.10(a) are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements. The Indenture Trustee will provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

        SECTION 5.11. Optional Deposits by the Insurer. The Insurer will at any time, and from time to time, with respect to a Distribution Date, have the option (but will not be required, except in accordance with the terms of the Note Policy) to deliver amounts to the Indenture Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

                                   ARTICLE VI

                                 The Note Policy

        SECTION 6.1. Claims Under Note Policy.

        (a) In the event that the Servicer's Certificate with respect to any Determination Date states that there is a Policy Claim Amount, the Indenture Trustee will furnish to the Insurer no later than 12:00 noon Eastern time on the Business Day after the related Determination Date a completed Notice (as attached as a form to the Note Policy) specifying the amount of the Policy Claim Amount, provided, that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon, New York City time, on the following Business Day. If any such Notice is not in proper form or is otherwise


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

insufficient for the purpose of making a claim under the Note Policy, it will be deemed not to have been received for purposes of making such claim, and the Insurer will promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Note Policy, it will be deemed to have been timely received on the Business Day of such resubmission; provided, that if such notice is received after 12:00 noon, New York City time, it shall be deemed to be received before 12:00 noon, New York City time, on the following Business Day.

        (b) Any notice delivered by the Indenture Trustee to the Insurer pursuant to Section 6.1(a) will specify the Policy Claim Amount claimed under the Note Policy and will constitute a "Notice" under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Indenture Trustee the Policy Claim Amount properly claimed thereunder by 11:00 A.M., New York City time, on the later of (i) the Distribution Date on which the related Policy Claim Amount is due for payment under the Indenture or
(ii) the second Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice, appropriately completed and executed by the Indenture Trustee; provided, that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon, New York City time, on the following Business Day. The Indenture Trustee will deposit amounts paid by the Insurer pursuant to a claim submitted under this Section 6.1 into the Note Distribution Account for payment to Holders (as defined in the Note Policy) on the related Distribution Date. Any payment made by the Insurer under the Note Policy will be applied solely to the payment of the Class A Notes, and for no other purpose. Amounts payable in respect of any Policy Claim Amounts due under the Note Policy, unless otherwise stated therein, will be distributed by the Insurer to, or at the direction of, the Indenture Trustee, by wire transfer of immediately available funds. The Insurer's payment obligations under the Note Policy with respect to particular Policy Claim Amounts will be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by the Insurer to, or at the direction of, the Indenture Trustee in accordance with the Indenture Trustee's request, whether or not such funds are properly applied by the Indenture Trustee. Payment of Policy Claim Amounts will be made only at the time set forth in the Note Policy, and no accelerated Insured Payments (as defined in the Note Policy) will be made except to the extent that the Insurer has specified an earlier date for payment at its sole option. The Note Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation (as defined in the Note Policy), other than at the sole option of the Insurer, nor against any risk other than Nonpayment (as defined in the Note Policy), including failure of the Indenture Trustee to remit any Policy Claim Amounts or Scheduled Payments due to Holders. Notwithstanding anything to the contrary set forth in the Note Policy, in no event will the aggregate amount paid by the Insurer thereunder exceed the Maximum Insured Amount (as defined in the Note Policy).

        (c) The Indenture Trustee will (i) receive as attorney-in-fact of each Holder any Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Policy Claim Amounts disbursed by the Indenture Trustee from claims made under the Note Policy will not be considered payment by the Trust or from the Spread Account with respect to such Class A Notes, and will not discharge the obligations of the Trust with respect thereto. The Insurer will, upon any payment pursuant to the Note Policy, in furtherance and not in limitation of its equitable right of subrogation and its rights under the Insurance Agreement, to the extent it makes any payment with respect to the Class A Notes, become subrogated to the rights of any Holders to receive any and all amounts due in respect of the Insured Obligations as to which such payment was made. The Insurer will be a co-beneficiary of the Indenture Trustee's lien under the Indenture. Subject to and conditioned upon any payment with respect to the Class A Notes by or on behalf of the Insurer, the Indenture Trustee will assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar will note the Insurer's rights as subrogee upon the register of Holders. The foregoing subrogation will in all cases be subject to the rights of the Holders to receive all Scheduled Payments (as defined in the Note Policy) in respect of the Class A Notes.

        (d) The Indenture Trustee will keep a complete and accurate record of all funds deposited into the Note Distribution Account with respect to the Note Policy and the allocation of such funds to payment of interest on and principal paid in respect of any Class A Note. The Insurer will have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Indenture Trustee.

        (e) Only the Indenture Trustee on behalf of the Holders will entitled to make a claim for an Insured Payment under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

        SECTION 6.2. Preference Claims Under Note Policy.

        (a) In the event that the Indenture Trustee has received a certified copy of a final, nonappealable order of an appropriate court or other body exercising jurisdiction that any interest on or principal of the Class A Notes which has become due for payment under the Indenture, the nonpayment of which would have been covered by the Note Policy, and which was made to a Holder by or on behalf of the Issuer has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Holder pursuant to Title 11 of the United States Code in accordance with an Order (as defined below) (such amount, a "Preference Amount"), the Indenture Trustee will so notify the Insurer, will comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and will, at the time it provides notice to the Insurer, notify Holders by mail that, in the event that any Holder's payment is so recoverable, such Holder will be entitled to payment pursuant to the terms of the Note Policy. The Insurer will pay any Preference Amount when due to be paid pursuant to an Order (as defined below), but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction to the effect that a Holder is required to return such Preference Amount paid during the term of the Note Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or such Holder (the "Order"),
(ii) an opinion of counsel satisfactory to the Insurer that the Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Holder and the Indenture

Trustee, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and such Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such Preference Amount, and (v) a Notice appropriately completed and executed by the Indenture Trustee in the form attached as Exhibit B to the Note Policy; provided, that (I) if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received before 12:00 noon, New York City time, on the following Business Day and (II) the Insurer will not be obligated to pay any Preference Amount in respect of principal (other than the Class A Noteholders' Remaining Parity Deficit Amount) prior to the Final Scheduled Distribution Date for the relevant class of Class A Notes. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or the Holder directly, unless the Indenture Trustee or the relevant Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, or as directed by the Indenture Trustee, to the extent of the payment of the Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii),
(iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order; provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the Interest Rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and will not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount; provided, further, that in no event will the Insurer be obligated to make any payment (i) in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount (as defined in the Note Policy) or (ii) prior to the time the Insurer would have been required to make an Insured Payment pursuant to
Section 3 of the Policy.

        (b) The Indenture Trustee will promptly notify the Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Note Preference Claim") of any payment made to a Holder that has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Holder pursuant to Title 11 of United States Code in accordance with an Order. Each Holder, by its purchase of Class A Notes, and the Indenture Trustee hereby agree that so long as no Insurer Default has occurred and is continuing, the Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Insurer will be subrogated to, and each Holder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the trustee and each Holder in the conduct of any proceeding with respect to a Note Preference Claim, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

        SECTION 6.3. Surrender of Note Policy. The Indenture Trustee will surrender the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

                                   ARTICLE VII

                                   The Seller

        SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Insurer will be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Indenture Trustee and Backup Servicer may rely. The representations are true and correct as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Receivables, and will survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

        (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

        (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform the Seller's obligations hereunder and under the Basic Documents to which it is a party.

        (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary action; and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by the Seller by all necessary action.

        (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which it is a party, when duly executed and delivered, will constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the limited liability company agreement or operating agreement of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

        (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents.

        (g) True Sale. The Receivables are being transferred with the intention of removing them from the Seller's estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

        SECTION 7.2. Organizational Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

        SECTION 7.3. Liability of Seller. The Seller will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

        SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller will be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the

Seller under this Agreement, will be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Seller will have delivered to the Owner Trustee, the Backup Servicer, the Indenture Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the the Issuer and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action will be necessary to preserve and protect such interest.

        SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller will not be under any obligation to appear in, prosecute or defend any legal action that will not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

        SECTION 7.6. Ownership of the Certificates or Notes. The Seller may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller will have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates. The Seller intends to convey the Certificates to the Seller. The Seller will notify the Owner Trustee, the Indenture Trustee and the Insurer with respect to any other transfer of any Certificate.

                                  ARTICLE VIII

                                  The Servicer

        SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Insurer is deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations are true and correct as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Receivables, and will survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

               (i) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct;

               (ii) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of California, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under the Basic Documents;

               (iii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business of servicing the Receivables as required by this Agreement requires or will require such qualification;

               (iv) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

               (v) Binding Obligation. This Agreement and the Basic Documents constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

               (vi) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents, and the fulfillment of the terms of this Agreement and the Basic Documents, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

               (vii) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

               (viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

        SECTION 8.2. Liability of Servicer; Indemnities.

        (a) The Servicer (in its capacity as such) will be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

        (b) The Servicer will defend, indemnify and hold harmless the Trust, the Seller, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (i) arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle or
(ii) to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Indenture Trustee, the Seller, the Owner Trustee, the Backup Servicer, the Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence (other than errors in judgment), misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

        (c) Indemnification under this Section 8.2 will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 8.2 and the recipient thereafter collects any of such amounts from others, the recipient will promptly repay such amounts collected to the Servicer, without interest.

        (d) The Servicer will pay, reimburse and indemnify the Indenture Trustee and the Backup Servicer in accordance with Section 6.7 of the Indenture.

        SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

        (a) The Servicer will not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity will be capable of fulfilling the duties of the Servicer contained in this Agreement and, subject to Section 4.6 of the Insurance Agreement, will be acceptable to the Controlling Party, and, if an Insurer Default has occurred or is continuing, will be an Eligible Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer will be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases will execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein will be deemed to release the Servicer from any obligation. The Servicer will provide notice of any merger, consolidation or succession pursuant to this
Section 8.3 to the Owner Trustee, the Seller, the Indenture Trustee, the Noteholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer will not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 will have been breached (for purposes hereof, such representations and warranties will be true and correct as of the date of the consummation of such transaction) and no Servicer Termination Event has occurred and is continuing other than in connection with a change in control as provided in the Insurance Agreement, (y) the Servicer will have delivered to the Owner Trustee, the Indenture Trustee, Backup Servicer and Collateral Agent, the Rating Agencies and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer will have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action will be necessary to preserve and protect such interest.

        (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer will be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases will execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, will be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein will be deemed to release the Backup Servicer from any obligation.

        SECTION 8.4. Limitation on Liability of Servicer, Backup Servicer and Others.

        (a) Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer will be liable to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision will not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided further that this provision will not affect any liability of Triad to indemnify the Indenture Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Indenture Trustee and the Owner Trustee, in their individual capacities pursuant to the Purchase Agreement. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

        (b) The Backup Servicer will not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer file, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Seller and the Insurer and the Noteholders will look only to the Servicer to perform such obligations. The Backup Servicer, the Indenture Trustee, the Owner Trustee and the Custodian will have no responsibility and will not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer will have no responsibility, will not be in default and will incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer. The provisions of this Section 8.4(b) will not limit the Backup Servicer's obligations pursuant to Section 4.13.

        (c) The parties expressly acknowledge and consent to JPMorgan Chase Bank acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Indenture Trustee. JPMorgan Chase Bank may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by JPMorgan Chase Bank of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by JPMorgan Chase Bank.

        SECTION 8.5. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of Triad with the prior written consent of the Insurer (unless an Insurer Default has occurred and is continuing). The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' Lien Certificates and (iii) pursuing the collection of deficiency balances or other amounts due on certain Liquidated Receivables, in each case, without the consent of the Insurer and may perform other specific collection and repossession duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures; provided, however, that no such delegation or sub-contracting of duties by the Servicer will relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default has occurred and is continuing neither Triad nor any party acting as Servicer hereunder will appoint any subservicer hereunder without the prior written consent of the Insurer.

        SECTION 8.6. Servicer and Backup Servicer Not to Resign. Subject to
Section 8.3, neither the Servicer nor the Backup Servicer may resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default has not occurred) or the Majority Noteholders (if an Insurer Default has occurred and is continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer will be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Indenture Trustee, the Owner Trustee and the Insurer (unless an Insurer Default has occurred and is continuing). No resignation of the Servicer will become effective until, so long as no Insurer Default has occurred and is continuing, the Backup Servicer or an entity acceptable to the Insurer has assumed the responsibilities and obligations of the Servicer or, if an Insurer Default has occurred and is continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer has assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer will become effective until, so long as no Insurer Default has occurred and is continuing, an entity acceptable to the Insurer has assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default has occurred and is continuing, a Person that is an Eligible Servicer has assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 8.6, the Backup Servicer may petition a court for its removal, (ii) the Backup Servicer may resign with the written consent of the Insurer and (iii) notwithstanding anything to the contrary, if JPMorgan Chase Bank resigns or is removed as the Indenture Trustee under the Indenture it will no longer be the Backup Servicer.

                                   ARTICLE IX

                                     Default

        SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following will constitute a "Servicer Termination Event":

        (a) Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the

Indenture Trustee or (unless an Insurer Default has occurred and is continuing) the Insurer or after discovery of such failure by a Responsible Officer of the Servicer;

        (b) Failure by the Servicer to deliver the Servicer's Certificate by the Determination Date;

        (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or, if the Servicer is Triad, failure of Triad duly to perform any other covenants or agreements of Triad set forth in the Purchase Agreement which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or of the Insurer (unless an Insurer Default has occurred and is continuing), and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Indenture Trustee, the Issuer or the Insurer (or, if an Insurer Default has occurred and is continuing, by any Noteholder);

        (d) An Insolvency Event has occurred with respect to the Servicer;

        (e) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto will prove to be incorrect in any material respect as of the time when the same will have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust, the Insurer or the Noteholders' interests and, within 30 days after knowledge thereof by the Servicer or after written notice thereof will have been given to the Servicer by the Indenture Trustee or the Insurer (or, if an Insurer Default has occurred and is continuing, a Noteholder), the circumstances or conditions in respect of which such representation, warranty or statement was incorrect will not have been eliminated or otherwise cured;

        (f) So long as no Insurer Default has occurred and is continuing, an Insurance Agreement Event of Default occurs;

        (g) A claim is made under the Note Policy to make a payment under
Section 5.7(b)(iv); or

        (h) the occurrence of a Trigger Event under the Insurance Agreement.

        SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event has occurred and is continuing, the Insurer (or, if an Insurer Default has occurred and is continuing, either the Indenture Trustee (to the extent it has knowledge thereof) or the Majority Noteholders), by notice given in writing to the Servicer (and to the Indenture Trustee if given by the Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement; provided that if no Insurer Default has occurred and is continuing, neither the Indenture Trustee nor the Majority Noteholders may deliver such notice, and termination will be in the Insurer's sole and absolute discretion. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically will pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer will have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that will at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer will terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer will process such payments in accordance with
Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer's expense. The terminated Servicer will grant the Indenture Trustee, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

        SECTION 9.3. Appointment of Successor.

        (a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2, or upon the resignation of the Servicer pursuant to
Section 8.6, the Backup Servicer (unless the Controlling Party will have exercised its option pursuant to Section 9.3(b) to appoint an alternate successor Servicer) will be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and will be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Indenture Trustee and such successor will take such action, consistent with this Agreement, as will be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it will be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

        (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Note Policy) will have no liability to the Indenture Trustee, Triad, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer will be legally unable or unwilling to act as Servicer, and an Insurer Default has occurred and is continuing, the Backup Servicer, the Indenture Trustee or the Majority Noteholders may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer, subject to Section 8.6(iii), will act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer will continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.6, no provision of this Agreement will be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.6. If upon the termination of the Servicer pursuant to
Section 9.2 or the resignation of the Servicer pursuant to Section 8.6, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer will not be relieved of its duties as Backup Servicer hereunder.

        (c) Any successor Servicer will be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. The Insurer, if the Class A Notes are outstanding and no Insurer Default has occurred and is continuing, and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation will be payable as provided herein and will in no event exceed $150,000 in the aggregate. The Backup Servicer will not be liable for any Servicing Fee, additional compensation or other amounts to be paid to such successor Servicer in connection with its assumption and performance of the servicing duties described herein.

        SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer, the Indenture Trustee will give prompt written notice thereof to each Noteholder and to the Rating Agencies.

        SECTION 9.5. Waiver of Past Defaults. So long as no Insurer Default has occurred and is continuing, the Insurer (or, if an Insurer Default has occurred and is continuing, the Majority Noteholders) may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default will cease to exist, and any Servicer Termination Event arising therefrom will be deemed to have been remedied for every purpose of this Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereto.

                                    ARTICLE X

                                   Termination

        SECTION 10.1. Optional Purchase of All Receivables.

        (a) On the last day of any Collection Period as of which the Pool Balance will be less than or equal to 10% of the Original Pool Balance, the Servicer will have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) will be sufficient to pay the full amount of principal, premium, if any, interest then due and payable on the Notes. To exercise such option, the Servicer will deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Insurer and the Indenture Trustee, and will succeed to all interests in and to the Trust.

        (b) Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer will instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account.

        (c) Notice of any termination of the Trust will be given by the Servicer to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

        (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Trust will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                   ARTICLE XI

                      Administrative Duties of the Servicer

        SECTION 11.1. Administrative Duties.

        (a) Duties with Respect to the Basic Documents. The Servicer will perform all its duties and the duties of the Issuer under the Basic Documents. In addition, the Servicer will consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Basic Documents. The Servicer will monitor the performance of the Issuer and will advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Basic Documents. The Servicer will prepare for execution by the Issuer or will cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it will be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents. In furtherance of the foregoing, the Servicer will take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3, 9.2, 9.3,
11.1 and 11.15 of the Indenture.

        (b) Duties with Respect to the Issuer.

               (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer will perform such calculations and will prepare for execution by the Issuer or the Owner Trustee or will cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it will be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee will take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer will administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

               (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer will be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated this Agreement. Any such notice will be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

               (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer will be responsible for performance of the duties of the Issuer set forth in Section 5.1(a) and
        (b) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer the Owner Trustee will retain responsibility for the distribution of the Schedule K-1s upon request of the Certificateholder in order to enable the Certificateholder to prepare its federal and state income tax returns.

               (iv) The Servicer will perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

               (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings will be in accordance with any directions received from the Issuer and will be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

        (c) Tax Matters. The Servicer will prepare and file, on behalf of the Trust, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including forms 1099. All tax returns will be signed by the Servicer unless applicable law requires a Certificateholder to sign such documents.

        (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer will not take any action pursuant to this Article XI unless within a reasonable time before the taking of such action, the Servicer will have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee and, so long as no Insurer Default has occurred and is continuing, the Insurer will not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" include:

                    (A) the amendment of or any supplement to the Indenture;

                    (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                    (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

                    (D) the appointment of successor Note Registrars, successor
            Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                    (E) the removal of the Indenture Trustee.

        (e) Exceptions. Except as expressly set forth herein, the Servicer, in its capacity hereunder, will not be obligated to, and will not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Estate pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or
(4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

        (f) The Backup Servicer or any successor Servicer will not be responsible for any obligations or duties of the Servicer under this Section 11.1.

        SECTION 11.2. Records. The Servicer will maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records will be accessible for inspection by the Issuer at any time during normal business hours upon reasonable prior notice.

        SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer will furnish to the Issuer and, so long as no Insurer Default has occurred and is continuing, the Insurer, from time to time such additional information regarding the Collateral as the Issuer and, so long as no Insurer Default has occurred and is continuing, the Insurer, will reasonably request.

                                   ARTICLE XII

                            Miscellaneous Provisions

        SECTION 12.1. Amendment.

        (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Indenture Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (which consent will not be unreasonably withheld; provided that no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement and the Insurance Agreement; provided, however, that such action will not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder; provided further that if an Insurer Default has occurred and is continuing, such action will not materially adversely affect the interests of the Insurer.

        (b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Insurer, the consent of the Indenture Trustee, and with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment will (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that will be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby; provided, further, that if an Insurer Default has occurred and is continuing, such action will not materially adversely affect the interest of the Insurer.

        (c) Promptly after the execution of any such amendment or consent, the Indenture Trustee will furnish written notification of the substance of such amendment or consent to each Noteholder and the Rating Agencies.

        (d) It will not be necessary for the consent of Noteholders pursuant to this Section 12.1 to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent will approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders will be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee, as applicable, may prescribe.

        (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Indenture Trustee, the Insurer and Backup Servicer will be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Backup Servicer and the Indenture Trustee may, but will not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's, the Backup Servicer's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

        SECTION 12.2. Protection of Title to Trust.

        (a) Triad will cause to be executed and filed such financing statements and continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Indenture Trustee in the Receivables and in the proceeds thereof. Triad will deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

        (b) Neither the Seller nor the Servicer will change its name, identity, corporate structure or jurisdiction of formation or take any action that would, could or might make any financing statement or continuation statement filed in accordance with Section 12.2(a) ineffective to continue the first priority perfected security interest in that portion of the trust estate in which a security interest may be perfected by filing under the applicable Uniform Commercial Code. If any refiling is required, the Seller or Servicer, as the case may be, will promptly give notice and file new financing statements or amendments thereto or continuation statements thereof. Promptly upon such filing, the Seller or the Servicer, as the case may be, will deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action will be necessary to preserve and protect such interest.

        (c) The Servicer will at all times maintain each office from which it will service Receivables, and its principal executive office, within the United States of America.

        (d) The Servicer will maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

        (e) The Servicer will maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable will indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable will be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable will have been paid in full or repurchased.

        (f) If at any time the Servicer proposes to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer will give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust.

        (g) Upon request, the Servicer will furnish to the Insurer, the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

        (h) The Servicer will deliver to the Insurer, the Owner Trustee and the Indenture Trustee:

                      (1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action will be necessary to preserve and protect such interest; and

                      (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action will be necessary to preserve and protect such interest.

               Each Opinion of Counsel referred to in clause (1) or (2) above will specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

        SECTION 12.3. Notices. All demands, notices and communications hereunder will be in writing and will be deemed to have been duly given to the addressee if mailed, by first-class registered mail, postage prepaid service, confirmed facsimile transmission, or a nationally recognized express courier, as follows:

               If to the Seller:            Triad Financial Special Purpose LLC
                                            7711 Center Avenue, Suite 390
                                            Huntington Beach, California 92647
                                            Attention: Chief Financial Officer

               If to the Servicer:          Triad Financial Corporation
                                            7711 Center Avenue, Suite 100
                                            Huntington Beach, California 92647
                                            Attention: Chief Financial Officer

               If to the Issuer or
               Owner Trustee:               Wilmington Trust Company
                                            Rodney Square North,
                                            1100 N. Market Street
                                            Wilmington, Delaware 19890
                                            Attn: Corporate Trust Administration

               If to the Indenture Trustee: JPMorgan Chase Bank
                                            450 West 33rd Street, 14th Floor
                                            New York, New York 10001
                                            Attention: Institutional Trust
                                                       Services/Structured
                                                       Finance Services, Triad
                                                       2002-A

               If to the Insurer:           Ambac Assurance Corporation
                                            One State Street Plaza
                                            19th Floor
                                            New York, New York 10004
                                            Attention: General Counsel

In each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, a claim on the Note Policy, or with respect to which failure on the part of the Insurer to respond will be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and will be marked to indicate "URGENT MATERIAL ENCLOSED."

               If to Moody's:               Moody's Investors Service, Inc.
                                            ABS Monitoring Department
                                            99 Church Street
                                            New York, New York 10007

               If to Standard & Poor's:     Standard & Poor's Ratings Group
                                            55 Water Street
                                            New York, New York 10041
                                            Attention: Asset Backed Surveillance
                                                       Department

               If to Fitch:                 Fitch Ratings
                                            One State Street Plaza
                                            New York, New York 10004.

Any such demand, notice or communication hereunder will be deemed to have been received on the date delivered to or received at the premises of the addressee as evidenced by the date noted on the return receipt.

               Subject to Section 5.10(b) hereof, any notice required or permitted to be mailed to a Noteholder will be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement will be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

        SECTION 12.4. Assignment. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trust, the Backup Servicer, the Indenture Trustee and the Insurer (or if an Insurer Default has occurred and is continuing the Holders of Notes evidencing not less than 66-2/3% of the principal amount of the outstanding Notes).

        SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Indenture Trustee, the Owner Trustee and the Noteholders, as third-party beneficiaries. The Insurer and its successors and assigns will be a third-party beneficiary to the provisions of this Agreement, and will be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default has occurred and is continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, will be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Except as provided in this Agreement, no other Person will have any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

        SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

        SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

        SECTION 12.9. Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        SECTION 12.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

        SECTION 12.11. Nonpetition Covenants.

        (a) Notwithstanding any termination of this Agreement, the Servicer, the Indenture Trustee and the Seller will not, prior to the date that is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

        (b) Notwithstanding any termination of this Agreement, the Servicer and the Indenture Trustee will not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

        SECTION 12.12. Limitation of Liability of Owner Trustee and Indenture Trustee.

        (a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event will Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse will be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

        (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by JPMorgan Chase Bank, not in its individual capacity but solely as Indenture Trustee and Backup Servicer and in no event will JPMorgan Chase Bank, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse will be had solely to the assets of the Issuer.

        (c) In no event will JPMorgan Chase Bank, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

        SECTION 12.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer will be an independent contractor and will not be subject to the supervision of the Issuer, the Indenture Trustee and Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer will have no authority to act for or represent the Issuer or the Owner Trustee in any way and will not otherwise be deemed an agent of the Issuer or the Owner Trustee.

        SECTION 12.14. No Joint Venture. Nothing contained in this Agreement (i) will constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) will be construed to impose any liability as such on any of them or (iii) will be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                TRIAD AUTOMOBILE RECEIVABLES TRUST 2002-A

                                By:  WILMINGTON TRUST COMPANY, not in its
                                individual capacity but solely as Owner Trustee of the Trust.

                                By: /s/ ANITA E. DALLAGO
                                   ----------------------------------------
                                   Name: Anita E. Dallago
                                   Title: Senior Financial Services Officer


                                TRIAD FINANCIAL SPECIAL PURPOSE LLC,
                                as Seller,


                                By: /s/ MIKE L. WILHELMS
                                   ----------------------------------------
                                   Name: Mike L. Wilhelms
                                   Title: Chief Financial Officer


                                TRIAD FINANCIAL CORPORATION, as Servicer and Custodian,

                                By: /s/ MIKE L. WILHELMS
                                   ----------------------------------------
                                   Name: Mike L. Wilhelms
                                   Title: Chief Financial Officer


                [Signature Page to Sale and Servicing Agreement]

                                  JPMORGAN CHASE BANK,
                                  not in its individual capacity but solely as Backup Servicer

                                  By: /s/ THOMAS VENUSTI
                                     -------------------------------------------
                                     Name: Thomas Venusti
                                     Title: Trust Officer


Acknowledged and accepted by

JPMORGAN CHASE BANK,
not in its individual capacity but solely as Indenture Trustee

By: /s/ THOMAS VENUSTI
   ----------------------------------------
   Name: Thomas Venusti
   Title: Trust Officer


                         [Sale and Servicing Agreement]

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                      [On File with Dewey Ballantine LLP]

                                                                      SCHEDULE B


          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

                    See Schedule B to the Purchase Agreement


                                     SCH-B-1

                                                                      SCHEDULE C

                        SERVICING POLICIES AND PROCEDURES

                Note: Applicable Time Periods Will Vary by State

[to be provided]


                                     SCH-C-1

                                                                      SCHEDULE D

                          Custodian Third Party Vendors

               Arcus Data Security Inc., an Iron Mountain Company

               FDI Computer Consulting, Inc.


                                     SCH-D-1

                                                                       EXHIBIT A

                                   [Reserved]


                                     EX-A-1

                                                                       EXHIBIT B

                             SERVICER'S CERTIFICATE

                      [On File with Dewey Ballantine LLP]

                                                                       EXHIBIT C

                     Form of Note Guaranty Insurance Policy

                            [Please See Exhibit 4.4]



                                       C-1